Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of [●], 2024, by and among Solidion Technology Inc., a Delaware corporation, with headquarters located at 13355 Noel Rd, Suite 1100, Dallas, Texas (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. Each Buyer wishes to purchase from the Company, and the Company wishes to issue and sell to each Buyer, upon the terms and conditions stated in this Agreement, an aggregate number of units consisting of: (i) the aggregate number of the Company’s shares of common stock, par value $0.0001 per share (the “Common Shares”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which shall collectively be referred to herein as the “Purchased Shares”) and/or pre-funded warrants, in substantially the form attached hereto as Exhibit A (the “Pre-Funded Warrants”), to purchase that number of Common Shares set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the Common Shares underlying the Pre-Funded Warrants, collectively, the “Pre-Funded Warrant Shares”), at an exercise price equal to $0.0001 per Pre-Funded Warrant Share; which aggregate amount for all Buyers together of Purchased Shares and Pre-Funded Warrant Shares shall be Common Shares, (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Series C Warrants”), to purchase initially up to that number of Common Shares set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (the Common Shares underlying the Series C Warrants, collectively, the “Series C Warrant Shares”) at an exercise price equal to $0.3274 per each whole Series C Warrant Share and (iii) warrants, in substantially the form attached hereto as Exhibit C (the “Series D Warrants” and, together with the Pre-Funded Warrants and Series C Warrants, the “Warrants”) to purchase initially up to that number of Common Shares set forth therein and exercisable in accordance with its terms and conditions (the Common Shares underlying the Series D Warrants, collectively, the “Series D Warrant Shares” and, together with Pre-Funded Warrant Shares and the Series C Warrant Shares, the “Warrant Shares”) at an exercise price equal to $0.0001 per Series D Warrant Share. The Purchased Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in substantially the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D. Contemporaneously with the execution and delivery of this Agreement, and as a material inducement for the Buyers to enter into this Agreement and to consummate the transactions, certain stockholders of the Company, representing more than 50.1% of the issued and outstanding Common Shares, will enter into that certain voting agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit E (the “Voting Agreement”)

NOW, THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

(a) Purchase of Purchased Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (w) the number of Purchased Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, along with (x) Series C Warrants to acquire up to that number of Series C Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, (y) Series D Warrants to acquire Series D Warrant Shares in accordance with its terms and conditions and (z) Pre-Funded Warrants to acquire up to that number of Pre-Funded Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the “Closing”). Notwithstanding anything herein to the contrary, in no event will any Buyer’s voting rights in the Company or ownership of the Company’s issued share capital exceed 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Securities on the Closing Date, and such Buyer shall purchase Pre-Funded Warrants in lieu of the Purchased Shares, as set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

(b) Closing. The date and time of the Closing (the “Closing Date”) shall take place remotely via the exchange of documents and signatures, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below.

(c) Purchase Price. The purchase price for the Purchased Shares and the related Warrants to be purchased by each Buyer at the Closing shall be the amount set forth opposite such Buyer’s name in column (6) of the Schedule of Buyers (the “Purchase Price”), which shall be equal to (i) the amount of $0.3274 per Purchased Share and related Warrants and (ii) the amount of $0 per Pre-Funded Warrant and related Warrants.

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of the Lead Investor (as defined in the Schedule of Buyers), any amounts withheld pursuant to Section 4(g)) to the Company for the Purchased Shares and the Warrants to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer (w) book entry statements, evidencing the number of Purchased Shares such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, (x) a Series C Warrant initially exercisable for such number of Series C Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers, (y) a Series D Warrant pursuant to which such Buyer shall have the right to purchase Series D Warrant Shares in accordance with its terms and conditions, and (z) a Pre-Funded Warrant pursuant to which such Buyer shall have the right to acquire such number of Pre-Funded Warrant Shares as is set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself to the Company that:

(a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Purchased Shares and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, other than knowledge of the transactions contemplated by this Agreement, the Company has not disclosed to the Buyer any material nonpublic information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Purchased Shares and the Warrants and, until such time as the resale of the Purchased Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate or book entry statement for the without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. If the Company shall fail to cause the transfer agent to issue to the holder of the Securities within two (2) Trading Days (as defined in the Warrants) after the occurrence of any of (i) through (iii) above , a certificate without such legend to such holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company, then the Company shall promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in the amount if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased, exceeds (y) the amount obtained by multiplying (1) such number of Common Shares, times (2) the price at which the sell order giving rise to such purchase obligation was executed, The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of the Company and each of its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a controlling interest in any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth in Schedule 3(a). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Lock-Up Agreements (as defined in Section 7(x)), the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Voting Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchased Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies and submission of a listing application with Nasdaq if applicable) no further filing, consent or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Securities has been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, the Purchased Shares and the Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Purchased Shares will be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Shares. As of the Closing Date, a number of Common Shares shall have been duly authorized and reserved for issuance which equals at least the sum of (i) the maximum number of Common Shares issuable upon exercise of the Series C Warrants, (ii) the maximum number of Common Shares issuable upon exercise of the Pre-Funded Warrants and (iii) the maximum number of Common Shares issuable upon exercise of the Series D Warrants, in each case, without giving effect to any limitation on exercise set forth therein and, with respect to the Series D Warrants, assuming that the Maximum Eligibility Number (as defined in the Series D Warrants) is determined based on a Reset Price (as defined in the Series D Warrants) equal to $0.15 (as adjusted for share splits, share dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) (the “Required Reserved Amount”). Upon exercise of the Warrants in accordance with the Warrants and receipt of the exercise price thereunder, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares and the Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Amended and Restated Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The Nasdaq Global Market (the “Principal Market”) and including all applicable foreign, federal, state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, with respect to clauses (ii) and (iii) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies and the filing of required notices and/or applications to the Principal Market for the issuance and sale of the securities hereby), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date), and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Shares in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Shares from the Principal Market.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to EF Hutton LLC (the “Placement Agent”) in connection with the sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Amended and Restated Certificate of Incorporation or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company or any of its Subsidiaries.

(j) SEC Documents; Financial Statements. Since February 2, 2024, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto (other than exhibits to such documents) and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to the Company and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(k) Absence of Certain Changes. Since February 2, 2024, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or any of its Subsidiaries. Since February 2, 2024, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(r)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced.

(m) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Amended and Restated Certificate of Incorporation, any certificate of designations, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Shares by the Principal Market in the foreseeable future. Since February 2, 2024, (i) the Common Shares have been listed or designated for quotation on the Principal Market, (ii) trading in the Common Shares have not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market.

(n) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof to the extent applicable to the Company.

(p) Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(q) Equity Capitalization. As of the date hereof, the authorized share capital stock of the Company consists of (i) 300,000,000 Common Shares, of which as of the date hereof, 92,729,443 are issued and outstanding, 9,500,000 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 40,151,517 shares are reserved for issuance pursuant to securities (other than the aforementioned options and Warrants) exercisable or exchangeable for, or convertible into, Common Shares and (ii) 2,000,000 preferred shares, of which none are outstanding. No Common Shares are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued, fully paid and nonassessable. 70,048,362 of the Company’s issued and outstanding Common Shares on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act) of the Company or any of its Subsidiaries. (i) Except as disclosed in the SEC Documents, none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) except as disclosed in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) except as disclosed in the SEC Documents, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) except as disclosed in as disclosed in the SEC Documents, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v), except as disclosed in the SEC Documents, there are no agreements or arrangements (other than pursuant to the Registration Rights Agreement) under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) as disclosed in the SEC Documents, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) except as disclosed in the SEC Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) except as disclosed in the SEC Documents, neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. True, correct and complete copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Amended and Restated Certificate of Incorporation”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares and the material rights of the holders thereof in respect thereto have heretofore been filed as part of the SEC Documents.

(r) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in the SEC Documents, has any outstanding Indebtedness (as defined below), (ii) except as disclosed in the SEC Documents, is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) except as disclosed in the SEC Documents, is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) except as disclosed in the SEC Documents, is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “finance leases” in accordance with GAAP, consistently applied during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a finance lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, finance lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as disclosed in the SEC Documents.

(t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. Except as disclosed in the SEC Documents, none of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x) Environmental Laws. The Company and its Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Subsidiary Rights. The Company or one of its Subsidiaries has the right to vote, and (subject to limitations imposed by applicable law or the Subsidiaries charter documents) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z) Tax Status. Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed in the SEC Documents, there are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and according to the best knowledge of the officers of the Company and its Subsidiaries, there is no basis for any such claim.

(aa) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied during the periods involved and applicable law, and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc) Investment Company Status. Neither the Company nor any of its Subsidiaries is, and upon consummation of the sale of the Securities, and for so long as any Buyer holds any Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd) Acknowledgement Regarding Buyers’ Trading Activity. The Company acknowledges and agrees that (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Shares and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

(ee) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ff) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(gg) Eligibility for Registration. The Company is eligible to register the Purchased Shares and the Warrant Shares for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

(hh) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, collectively “Blocked Persons”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws; neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five (5) years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(ll) Anti-Bribery. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. Neither the Company, nor any of its Subsidiaries or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of the Company, nor any of its Subsidiaries or affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company, its Subsidiaries or affiliates, or any of their respective current or former directors, officers, employees, shareholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(mm) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(nn) Disclosure. Except for discussions specifically regarding the offer and sale of the Securities, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to you pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(oo) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under GAAP, consistently applied during the periods involved and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(qq) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(rr) Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ss) Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable pursuant to terms of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Warrant Shares pursuant to the terms of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

4. COVENANTS.

(a) Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Purchased Shares and Warrant Shares and none of the Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the resale of the Purchased Shares and Warrant Shares by the Investors on Form S-3 or such other applicable form.

(d) Use of Proceeds. The Company intends to use the proceeds from the sale of the Securities for general corporate purposes and for working capital purposes, as well as for potential acquisitions.

(e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC or are available to the public on the Company’s website on the same day as the release thereof, e-mailed copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC or are available to the public on the Company’s website on the same day as the release thereof, copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Shares are then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the Common Shares on the Principal Market or any other Eligible Market (as defined in the Warrants). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Shares on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall reimburse the Lead Investor (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for up to $125,000 of costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount shall be withheld by such Buyer from its Purchase Price at the Closing, to the extent not previously reimbursed by the Company. Notwithstanding the foregoing, in no event will the fees of counsel of the Lead Investor reimbursed by the Company pursuant to this Section 4(g) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) exceed $125,000 without the prior approval from the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent, including any legal fees and expenses of the Placement Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before the Disclosure Time (as defined below), the Company shall (A) issue a press release disclosing all material terms of the transactions contemplated hereby and (B) simultaneously file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement required to be filed under the rules and regulations of the 1934 Act), the form of the Warrants, the form of Lock-Up Agreement and the form of the Registration Rights Agreement as exhibits to such filing (including all attachments), the “8-K Filing”). From and after the earlier of the filing of the 8-K Filing or the issuance of the press release, no Buyer shall be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, non-public information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, non-public information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise. As used herein, “Disclosure Time” means, (i) if this Agreement is signed after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, or (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

(j) Corporate Existence. So long as any Buyer beneficially owns any Warrants, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(k) Reservation of Shares. So long as any Buyer owns any Warrants, the Company shall take all action necessary to at all times after the date hereof have authorized, and reserved for the purpose of issuance, no less than the number of Common Shares issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). If at any time the number of Common Shares authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws.

(i) Neither the Company, nor any of its Subsidiaries or affiliates, directors, officers, employees, representatives or agents shall:

(a) conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws;

(c) use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws; or

(d) violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(ii) The Company shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their directors, officers, employees, agents representatives and affiliates with the Sanctions Laws and Anti-Bribery Laws.

(iii) The Company will promptly notify the Buyers in writing if any of the Company, or any of its Subsidiaries or affiliates, directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

(iv) The Company shall provide such information and documentation as the Buyers or any of their affiliates may require to satisfy compliance with the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(v) The covenants set forth above shall be ongoing. The Company shall promptly notify the Buyers in writing should it become aware (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify the Buyers in writing should they become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of the Anti-Money Laundering Laws, Sanctions Laws, and Anti-Bribery Laws.

(m) Additional Issuances of Securities.

(i) For purposes of this Agreement, the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.

(2) “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(3) “Common Shares Equivalents” means, collectively, Options and Convertible Securities, and any other securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

(4) “Resale Satisfaction Date” means the date for which, commencing on the Trigger Date, an aggregate of thirty (30) Trading Days have occurred on which (a) one or more Registration Statement(s) covering the resale of all Registrable Securities has been effective and available for the re-sale of all such Registrable Securities and/or (b) all of the Registrable Securities may be sold without restriction or limitation pursuant to Rule 144. For the sake of clarity, (x) the Trading Days referred to in this definition may be non-consecutive and (y) Trading Days referred to in subsection (a) may be combined with those in subsection (b) for purposes of aggregating the thirty (30) Trading Day period.

(5) “Trigger Date” means the later of (1) the earlier of (x) such date as one or more Registration Statement(s) covering the resale of all Registrable Securities has been effective and available for the re-sale of all such Registrable Securities and (y) such date as all of the Registrable Securities may be sold without restriction or limitation pursuant to Rule 144; provided that in no event shall such date referred to in clause (x) or (y) occur later than (a) six (6) months from the date hereof if the Company satisfies the current public information requirements under Rule 144(c) during the periods set forth in Section 4(m)(ii) hereof or (b) twelve (12) months from the date hereof otherwise, or (2) the date Stockholder Approval is obtained.

(6) “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(ii) Except as provided in Schedule 4(m)(ii), from the date hereof until the later of (a) the date that is sixty (60) calendar days after the Trigger Date or (b) the Resale Satisfaction Date, the Company shall not, directly or indirectly, file any registration statement with the SEC, or file any amendment or supplement thereto or cause any registration statement or amendment thereto to be declared effective by the SEC, other than amendments or supplements to registration statements (but not amendments or supplements to shelf registration statements) that are filed and declared effective with the SEC prior to the date hereof or grant any registration rights to any Person that can be exercised prior to such time as set forth above, other than pursuant to the Registration Rights Agreement. From the date hereof until the later of (a) the date that is sixty (60) calendar days after the Trigger Date or (b) the Resale Satisfaction Date (the later of (a) or (b) is referred to herein as the “Subsequent Placement Restrictive Period”), the Company shall not, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Common Share Equivalents, including, without limitation, any rights, warrants or options to subscribe for or purchase Common Shares or directly or indirectly convertible into or exchangeable or exercisable for Common Shares at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to any fixed price (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), (2) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby the Company may issue securities at a future determined price or (3) be party to any solicitations, negotiations or discussions with regard to the foregoing. Notwithstanding the foregoing restriction with respect to a Subsequent Placement during the Subsequent Placement Restrictive Period, the Company may (A) enter into a merger, acquisition, asset purchase, share exchange or similar transaction, which requires the Company to enter into a Subsequent Placement (the “M&A Placement”), so long as the securities issued in such M&A Placement are not registerable prior to the end of the Subsequent Placement Restrictive Period or (B) enter into a Subsequent Placement in connection with a project financing with any of the U.S., federal, state or local governments. From the date hereof until the date that that the Securities are no longer outstanding, the Company and each Subsidiary shall be prohibited from entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction.

(iii) The restrictions contained in subsection (ii) of this Section 4(m) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Series C Warrants).

(n) Participation in Future Financing.

(i)	From the date hereof until the eighteen (18)-month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Shares or Common Shares Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Buyers that purchase at least $700,000 of Securities pursuant to this Agreement individually shall have the right to participate altogether in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on a pro rata basis (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(ii)	At least two (2) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Buyer a written notice of its intention to effect a Subsequent Financing (the “Pre-Notice”), which Pre-Notice shall ask such Buyer if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Buyer, and only upon a request by such Buyer, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Buyer. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. For the purposes of this Agreement the “Trading Day” means a day on which the Principal Market is open for trading.

(iii)	Any Buyer desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Buyers have received the Pre-Notice that such Buyer is willing to participate in the Subsequent Financing, the amount of such Buyer’s participation, and representing and warranting that such Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Buyer as of such second (2nd) Trading Day, such Buyer shall be deemed to have notified the Company that it does not elect to participate.

(iv)	If by 5:30 p.m. (New York City time) on the second (2nd ) Trading Day after all of the Buyers have received the Pre-Notice, notifications by the Buyers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the Participation Maximum of the Subsequent Financing, then the Company may effect the remaining portion of such Participation Maximum of the Subsequent Financing (and for avoidance of doubt, the other 50% of such Subsequent Financing) on the terms and with the Persons set forth in the Subsequent Financing Notice.

(v)	If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Buyers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Buyers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Buyers shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Purchase Price of Securities purchased on the Closing Date by a Buyer participating under this Section 4(o) and (y) the sum of the aggregate Purchase Price of Securities purchased on the Closing Dates by all Buyers participating under this Section 4(o).

(vi)	The Company must provide the Buyers with a second Subsequent Financing Notice, and the Buyers will again have the right of participation set forth above in this Section 4(o), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms in all material respects set forth in such Subsequent Financing Notice within ten (10) Trading Days after the date of the initial Subsequent Financing Notice.

(vii)	The Company and each Buyer agree that if any Buyer elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Buyers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Buyer shall be required to agree to any restrictions on trading as to any of the Securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Buyer, or unless all Buyers and other participants in such Subsequent Financing shall be bound by the same term or provision.

(viii)	Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Buyer will not be in possession of any material, non-public information, by the thirtieth (30th) day following delivery of the Subsequent Financing Notice. If by such thirtieth (30th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(o) Lock-Up. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) in accordance with its terms. If any officer or director that is a party to a Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements).

(p) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(q) FAST Compliance. While any Warrants are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

(r) Stockholder Approval and Information Statement. The Company shall hold a special meeting of stockholders at the earliest practicable date after the date hereof, but in no event later than ninety (90) days after the Closing Date for the purpose of obtaining Stockholder Approval (as defined below), if required to effect the purpose thereof, with the recommendation of the board of directors of the Company that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval, and request that its officers and directors, cast their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every three (3) months thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Warrants are no longer outstanding. Notwithstanding the foregoing, the Company may, in lieu of holding a special meeting of stockholders as aforesaid, obtain the written consent of a majority of its stockholders covering the Stockholder Approval so long as prior to forty-five (45) days after the Closing Date, such written consents are obtained and in accordance with Rule 14c-2 of Securities Exchange Act of 1934, as amended, at least twenty (20) days shall have transpired from the date on which a written information statement containing the information specified in Schedule 14C detailing such Stockholder Approval shall have been filed with the SEC and delivered to stockholders of the Company. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of Principal Market from the stockholders of the Company to consent to (i) any issuance of the Securities and (ii) a proposal to effectuate a reverse stock split whereby the authorized share capital is not split and in a range sufficient to satisfy the requirement in Section 4(s) (such corporate action, the “Reverse Split”). Without limiting the foregoing, the Company shall enforce the obligations of each of the stockholders of the Company party to a Voting Agreement, including through the exercise of proxies provided thereunder, to the extent necessary or appropriate to cause each such stockholder to (i) appear at the Company’s stockholders meeting or otherwise cause the shares of the Company outstanding and beneficially owned by such stockholder to be counted as present thereat for purposes of calculating a quorum, and (ii) vote, or cause to be voted, all of the Common Shares outstanding and beneficially owned by such stockholder in favor of the Stockholder Approval at the Company’s stockholders meeting.

(s) Reverse Split. No later than November 30th, 2024, the Company shall promptly effect the Reverse Split of the Common Shares such that the closing price of the Common Shares on the effective date of the Reverse Split will be at least $2.00.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in form and substance reasonably acceptable to the Lead Investor (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Purchased Shares and the Warrant Shares issued at the Closing or upon exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Purchased Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Purchased Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(g)), for the Purchased Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Purchased Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Purchased Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Reserved.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days prior to the Closing Date.

(v) Reserved.

(vi) The Company shall have delivered to such Buyer a certified copy of the Amended and Restated Certificate of Incorporation as certified by the Chief Executive Officer.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Placement Agent and (ii) the Amended and Restated Certificate of Incorporation, each as in effect at the Closing, in form and substance reasonably acceptable to the Lead Investor.

(viii) The representations and warranties of the Company shall be true and correct as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and in form and substance reasonably acceptable to the Lead Investor.

(ix) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of Common Shares outstanding as of a date within five (5) calendar days prior to the Closing Date.

(x) The Company shall have delivered to each Buyer a lock-up agreement in form and substance reasonably acceptable to the Lead Investor in favor of the Company executed and delivered by each executive officer of the Company, each director of the Company, Mach FM Acquisitions, LLC and Global Graphene Group, Inc. (collectively, the “Lock-Up Agreements”).

(xi) The Common Shares (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xiii) The Company shall have delivered the Voting Agreement duly executed by the Company and Global Graphene Group, Inc.

(xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(g) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate amount of Securities issued and issuable hereunder and under the Warrants (without regard to any restriction or limitation on the exercise of the Warrants contained therein) and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Securities (the “Required Holders”), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities and the Company; provided that any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Purchased Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery when sent by facsimile on or prior to 5:00 pm (New York time) on such date (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after they are sent by facsimile after 5:00 pm (New York time) on a day (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) upon delivery when sent by electronic mail on or prior to 5:00 pm (New York time) on such date (provided that the sending party does not receive an automated rejection notice); (v) one (1) Business Day after they are sent by electronic mail after 5:00 pm (New York time) on such date (provided that the sending party does not receive an automated rejection notice); or (vi) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Solidion Technology Inc.

One Galleria Tower

13355 Noel Road Suite 1100

Dallas, TX 75240

Attn: Jaymes Winters

E-mail: jaymes@nubiabrand.us

With a copy (for informational purposes only) to:

Loeb & Loeb LLP

345 Park Ave,

New York, NY 10154

Attn: Alex Weniger-Araujo

E-mail: aweniger@loeb.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Purchased Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that (i) the Placement Agent shall be a third party beneficiary to this Agreement to such extent required by the Placement Agent Agreement by and between the Company and the Placement Agent dated as of or around the date hereof and (ii) each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer, such Buyer’s direct or indirect affiliates and investment advisors and managers (the “Buyer Related Parties”), and all of such Buyer Related Parties’ respective direct or indirect officers, directors, employees, principals, partners, members, affiliates, advisors and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, and together with the Buyer Related Parties, the “Indemnitees”), as incurred and with such Indemnified Liabilities (as defined below) to be paid by the Company to the Indemnitees as soon as practicable but in any event no later than twenty-five (25) calendar days after written demand by Indemnitees therefor to the Company, from and against any and all actions, causes of action, suits, claims (including causes of action, suits or claims asserted directly by or between an Indemnitee and the Company), losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any action, cause of action, suit, claim, proceeding, investigation, subpoena or similar event brought or made against or involving, or served upon, such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from or related to (i) the investment in the Securities, the transactions contemplated by the Transaction Documents or the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) the public announcement by the Company of the Transaction Documents and/or the issuance of the Securities, including any accompanying release of the Company’s financial results, or (iv) the status of such Indemnitee or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents, except in the event that such cause of action, suit or claim is determined by a court of competent jurisdiction in a full and final resolution to be the sole result of the gross negligence, willful misconduct or fraud by any Buyer. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii) A claim for indemnification for any matter not involving a Third Party Claim (as defined below) may be asserted by written notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnitor hereunder (the “Indemnifying Party”) shall not preclude the Indemnitee from any indemnification that it may claim in accordance with this Section 9(k).

(iii) Promptly after the receipt by an Indemnitee of notice of any action, cause of action, suit, proceeding, claim, investigation, subpoena or similar event by a third party that an Indemnitee believes in good faith is an indemnifiable claim hereunder (each, a “Third Party Claim”), such Indemnitee shall deliver to the Indemnifying Party a written notice of such Third Party Claim (which notice shall include reasonable detail, to the extent then known, of the basis for the liability and the particular section of the Agreement breached and a copy of all papers served with respect to such Third Party Claim and any other reasonably necessary documents),and the Indemnifying Party shall have the right to request to participate in and, with the consent of the Indemnitee (such consent not to be unreasonably withheld, delayed, or conditioned), to assume control of the defense thereof with counsel selected by Indemnifying Party and reasonably satisfactory to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnitees to be paid by the Indemnifying Party, if, in the reasonable opinion of counsel retained by the Indemnitee, the representation by such counsel of the Indemnitee and the Indemnifying Party would be inappropriate due to (i) actual conflicts of interests between such Indemnitee and the Indemnifying Party or (ii) the nature of such Third Party Claim. The Indemnitee shall reasonably cooperate with the Indemnifying Party in connection with any negotiation or defense of any such Third Party Claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably requested by the Indemnifying Party which relates to such Third Party Claim. The Indemnifying Party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding arising out of any Third Party Claim effected without its prior written consent, provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. No Indemnifying Party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Third Party Claim and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Indemnifying Party within a reasonable time shall not relieve such Indemnifying Party of any liability to the Indemnitee under this Section 9(k). For the avoidance of doubt, the obligations of the Indemnitee contained in this Section 9(k)(iii) shall apply to Third Party Claims only, and shall not apply to direct claims by or between an Indemnitee and the Company.

(iv) Notwithstanding any other provision of this Agreement, except in the case of fraud, no party shall be liable for any indirect (including lost profit), exemplary or punitive damages or any other damages to the extent not reasonably foreseeable arising out of or in connection with this Agreement or the transactions contemplated hereby (in each case, unless any such damages are awarded pursuant to a Third Party Claim).

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SOLIDION TECHNOLOGY INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

Provided separately

EXHIBITS

Exhibit A	Form of Pre-Funded Warrants
Exhibit B	Form of Series C Warrants
Exhibit C	Form of Series D Warrants
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Voting Agreement

32